                                                     CERTIFICATION
                                                     -------------

                  I, BONITA J. SMITH, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Executive Committee of the Board of Directors of the
corporation, duly adopted at a meeting of the Executive Committee held on JANUARY 13, 2003.

Dated:  July 8, 2003

                                                                  /S/ Bonita J. Smith
                                                              --------------------------------
                                                                   Assistant Secretary
                                                                SOUTHERN CALIFORNIA EDISON
                                                                         COMPANY

                                         RESOLUTION OF THE EXECUTIVE COMMITTEE
                                             OF THE BOARD OF DIRECTORS OF
                                          SOUTHERN CALIFORNIA EDISON COMPANY
                                               Adopted: January 13, 2003

                                RE: APPROVAL OF EXCHANGE OFFER AND RELATED TRANSACTIONS

                  WHEREAS, there has been presented to this Executive Committee of the Board of Directors a substantially final form of Offering Memorandum (the "Offering Memorandum") and other materials describing a proposed exchange offer and related transactions (the "Exchange Offer"), in which this corporation will offer to exchange up to $1 billion principal amount of its newly issued First and Refunding Mortgage Bonds (the "New Bonds") for an equal principal amount of its outstanding 8.95% Variable Rate Notes due 2003 (the "Old Notes") and carry out various related transactions;

                  WHEREAS, with the Exchange Offer this corporation will need to enter into a Dealer Manager
Agreement (the "Dealer Manager Agreement") with Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. (the
"Dealer Managers"), a Registration Rights Agreement (the "Registration Rights Agreement") with the Dealer Managers, and an Exchange Agent and Information Agent Agreement (the "Exchange Agent Agreement") with Mellon Investor Services,
LLC, substantially upon such terms as described in the Offering Memorandum and other materials presented to this
Executive Committee;

                  WHEREAS, to consummate the Exchange Offer, it will be necessary for this corporation to issue and deliver the New Bonds under the Trust Indenture dated as of October 1, 1923, from this corporation to Harris Trust and Savings Bank (now The Bank of New York, successor Trustee) and Pacific-Southwest Trust & Savings Bank (now D. G.
Donovan, successor Trustee), Trustees, as amended and supplemented (the "Indenture"), including a supplemental indenture to be executed, delivered, and recorded in connection with the issuance of the New Bonds (the "Supplemental
Indenture");

                  WHEREAS, after review of the terms of the Exchange Offer, and with the advice of management and legal counsel, this Executive Committee has determined that the Exchange Offer is in the best interests of this corporation and its shareholders; and

                  WHEREAS, this Executive Committee desires to approve and authorize those actions by or on behalf of this corporation that are necessary to implement and consummate the Exchange Offer;

                  NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby authorizes and approves the
Exchange Offer and the transactions contemplated thereby, including but not limited to: (1) the offer of the New
Bonds in exchange for the Old Notes and the making of an early participation payment, as set forth in the Offering
Memorandum; (2) the execution, delivery, and recording of the Supplemental Indenture and the issuance and delivery of up to $1 billion principal amount of the New Bonds, with the terms of the series of the New Bonds to be established by a separate resolution adopted by this Executive Committee in accordance with the Indenture and Supplemental
Indenture; and (3) the execution, delivery, and performance of the Dealer Manager Agreement, Registration Rights
Agreement, Exchange Agreement, and any other agreements necessary to carry out or consummate the Exchange Offer.

                  BE IT FURTHER RESOLVED, that this Executive Committee hereby authorizes and directs the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, the
Vice President and Controller, the Vice President and Treasurer, or any Assistant Treasurer, and each of them acting alone, to execute and deliver the Supplemental Indenture, the Dealer Manager Agreement, the Registration Rights
Agreement, the Exchange Agent Agreement, and such other agreements or documents as the officer acting may deem necessary or appropriate to carry out or consummate the Exchange Offer.

                  BE IT FURTHER RESOLVED, that to fulfill this corporation's obligations under the Registration
Rights Agreement each of officers of this corporation is authorized to prepare, execute, and file, or cause to be prepared, executed, and filed, with the Securities and Exchange Commission (the "SEC") one or more registration statements and any exhibits, supplements, and/or amendments thereto for the purpose of registering the New Bonds under the Securities Act of 1933, as amended.

                  BE IT FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President,
the Senior Vice President and Chief Financial Officer, the Vice President and Controller, the Vice President and
Treasurer, or any Assistant Treasurer is authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Beverly P. Ryder, Mary C. Simpson, George T. Tabata, Kenneth S. Stewart, Paige W.
R. White, Timothy W. Rogers, Deborah Festa, Bonita J. Smith, Peggy A. Stern, Rayna M. Morrison, Eileen B. Guerrero,
Darla Frusher, Polly L. Gault and Douglas G. Green, or any one of them, to act severally as attorney-in-fact for this corporation to execute, sign, file, or cause to be filed, on its behalf and in its name, any registration statement and any exhibits, amendments, and/or supplements thereto to be filed by this corporation with the SEC for the purpose of registering the New Bonds under the Securities Act of 1933.

                  BE IT FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President,
the Senior Vice President and Chief Financial Officer, the Vice President and Controller, the Vice President and
Treasurer, or any Assistant Treasurer is authorized, at his or her discretion and in the name and on behalf of this corporation, or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications, and other documents with such state authorities and to do such other acts and things as the officer acting or counsel for this corporation shall deem necessary or appropriate to register or qualify any of the
New Bonds for offer and sale under the securities, Blue Sky, or other similar laws of any states or jurisdictions;
provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to execute on behalf and in the name of this corporation the documents specified or contemplated in these resolutions through the act of a duly appointed power of attorney.

                  BE IT FURTHER RESOLVED, that this Executive Committee hereby authorizes each of the officers of this corporation, or their designees, to execute and deliver, in the name and on behalf of this corporation or otherwise, all such agreements, contracts, undertakings, deeds, instruments, certificates, opinions, or other documents, and to do and perform, or cause to be done and performed, all such acts, deeds, and things, as each such officer or designee may deem necessary, advisable or appropriate to effect or carry out fully the purposes and intents of this resolution.

                  BE IT FURTHER RESOLVED, that any actions previously taken by the officers, employees, or agents of this corporation in connection with the Exchange Offer and the transactions contemplated thereby that were consistent with this resolution are hereby ratified, approved and confirmed.

APPROVED:

/s/ John E. Bryson
-----------------------------------------
John E. Bryson
Chairman of the Board

/S/Stephen E. Pickett
-----------------------------------------
Senior Vice President and General Counsel